Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Janus Investment Fund of our reports dated November 17, 2020, relating to the financial statements and financial highlights, which appear in the September 30, 2020 Annual Reports to Shareholders on Form N-CSR for the year ended September 30, 2020 of Janus Henderson Asia Equity Fund, Janus Henderson Balanced Fund, Janus Henderson Contrarian Fund, Janus Henderson Emerging Markets Fund, Janus Henderson Enterprise Fund, Janus Henderson European Focus Fund, Janus Henderson Forty Fund, Janus Henderson Global Equity Income Fund, Janus Henderson Global Life Sciences Fund, Janus Henderson Global Real Estate Fund, Janus Henderson Global Research Fund, Janus Henderson Global Select Fund, Janus Henderson Global Sustainable Equity Fund, Janus Henderson Global Technology and Innovation Fund, Janus Henderson Global Value Fund, Janus Henderson Growth and Income Fund, Janus Henderson International Opportunities Fund, Janus Henderson International Value Fund, Janus Henderson Overseas Fund, Janus Henderson Research Fund, Janus Henderson Triton Fund and Janus Henderson Venture Fund (twenty-two of the funds constituting Janus Investment Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Statements”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

Denver, Colorado

January 27, 2021